RICHTON INTERNATIONAL CORPORATION

ANNUAL REPORT ON FORM 10-K

 EXHIBIT  (21) LIST OF SUBSIDIARIES

For the year ended DECEMBER 31, 1996

PARENT COMPANY:
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RICHTON INTERNATIONAL CORPORATION
 t.i.n.  05-0122205

subsidiaries:

CENTURY SUPPLY CORP.
t.i.n. 38-1775601

CBE TECHNOLOGIES, INC(subsidiary of Century Supply Corp.)
t.i.n. 04-3267622

CENTURY SUPPLY CORP. OF CANADA, LTD(subsidiary of  Century Supply Corp)